EXHIBIT 12.3

               SOUTHWESTERN ELECTRIC POWER COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30,1999
                            (Thousands Except Ratio)
                                   (Unaudited)



     Operating Income                                 $144,184

     Adjustments:
        Income taxes                                    63,634
        Provision for deferred income taxes            (17,707)
        Deferred investment tax credits                 (4,582)
        Other income and deductions                        748
        Allowance for borrowed and equity funds
             used during construction                    2,065
        Interest portion of financing leases               486
                                                    -----------

               Earnings                               $188,828
                                                    ===========


     Fixed Charges:
        Interest on long-term debt                     $39,220
        Interest on short-term debt and other            9,556
        Distributions on Trust Preferred Securities      8,662
        Interest portion of financing leases               486
                                                    -----------

               Fixed Charges                          $ 57,924
                                                    ===========


     Ratio of Earnings to Fixed Charges                3.26
                                                    ===========